Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement No. 333-286715 on Form F-4 of our report dated February 28, 2024, relating to the consolidated financial statements of Piedmont Lithium Inc. and subsidiaries, appearing in the Annual Report on Form 10-K of Piedmont Lithium Inc. for the year ended December 31, 2024. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Deloitte & Touche LLP

Charlotte, North Carolina
May 16, 2025